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                                                                   EXHIBIT 10.11

                                                                  Execution Copy



                           CONVERSION LETTER AGREEMENT


                                                         as of November 18, 1997



John D. Fry
CMG Funding Corp.
2855 East Cottonwood Parkway, Suite 500
Salt Lake City, Utah 84121


    Re: Strategic Alliance between ContiTrade Services L.L.C. and
        CMG Funding Corp.

Sir:

        This conversion letter agreement (the "Agreement") sets out certain agreements between CMG Funding Corp. (the "Company" or "CMG"), and ContiTrade Services L.L.C., its successors and assigns ("CTS") related to matters arising from the transactions contemplated by (i) the Standby and Working Capital Financing Agreement, dated as of December 17, 1996, together with Amendment 1 thereto dated as of October 24, 1997, and Amendment 2 thereto dated as of November 18, 1997, among the Company, Continental Mortgage Group L.C, since succeeded by the Company, ("CMLC"), CMG Funding Securities Corporation and CTS;
( the "Standby Agreement"); (ii) the Investment Banking Services Agreement,
dated as of December 17, 1996, and Amendment 1 thereto dated as of November 18, 1997, among the Company, CMLC, CTS, and ContiFinancial Services Corporation (the "Investment Banking Services Agreement"); (iii) the Purchase and Sale Agreement, dated as of December 17, 1996, and Amendment 1 thereto dated as of October 24, 1997, (the "Purchase Agreement") among the Company, CMLC and CTS; (iv) the Subordinated Debt Agreement, dated as of December 17, 1996 between the Company and CTS (the "Subordinated Debt Agreement"); (v) the Preferred Stock Purchase Agreement, dated as of December 17, 1996 between the Company and ContiFinancial Corporation ("CFC"), a Delaware Corporation, (the "Preferred Stock Purchase Agreement" ); (vi) the Registration Rights Agreement, dated as of December 17, 1996, between CTS and CMG together with Amendment 1 thereto, dated as of October 24, 1997, and Amendment 2 thereto dated as of November 18, 1997 (the "Registration Rights Agreement") (The Standby Agreement, the Investment Banking Services Agreement, the Purchase Agreement, the Subordinated Debt Agreement, the Preferred Stock Purchase Agreement and the Registration Rights Agreement, collectively the "Significant Documents") (Amendments 1 and 2 to the Standby Agreement, Amendment 1 to the Purchase Agreement, Amendment 1 to the Investment Banking Services Agreement and Amendments 1 and 2 to the Registration Rights Agreement, collectively the "Amendments").
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               Capitalized terms used but not otherwise defined hereinshall have the meanings set forth in the Significant Documents.

               1. CTS hereby exercises its option under Section 2.07(a) of the Subordinated Debt Agreement to convert $850,000 of existing subordinated debt into equity of the Company pursuant to the terms and conditions set forth in said Section 2.07(a).

               2. Notwithstanding the provisions of Section 2.07 of the Subordinated Debt Agreement, CTS shall receive from the Company 546,883 shares of Common Stock of the Company in consideration of (i) the exercise by CTS of the option described in Paragraph 1 hereof, and (ii) the sum of $1. Therefore as a consequence of the stock acquired by CFC pursuant to the Preferred Stock Purchase Agreement as well as the above described conversion of subordinated debt and without regard to any interest obtained pursuant to the Warrant (as hereinafter defined), CFC and CTS, in the aggregate, will own stock of the Company representing 32% of the total equity of the Company on a fully diluted basis.

               3. Contemporaneous with the conveyance of the Common Stock pursuant to Paragraph 2 hereof, the Company shall certify to CTS that such conveyance has been duly made.

               4. This Agreement, even after due execution by the parties hereto, will not become effective until (i) each of Amendment 2 to the Standby and Working Capital Financing Agreement , dated as of November 18, 1997 by and among CMG. as Borrower, CTS as Lender and CMG Funding Securities Corp. as Residualholder, the Termination Letter dated as of November 18, 1997, by and between CTS and John Fry as Shareholder of CMG, Amendment 2 to the Registration Rights Agreement dated as of November 18, 1997, by and between CMG and CTS, Amendment 1 to the Investment Banking Services Agreement dated as of November 18, 1997 by and among CTS, CMG and ContiFinancial Services Corporation and Warrant No. 1 (the "Warrant") issued by CMG to CTS and dated as of November 18, 1997, have each also been duly executed and delivered by the parties thereto, and (ii) The 546,883 shares of Common Stock have been conveyed to CTS pursuant to Paragraph 2 hereof.

               5. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the principles of conflict of law, and the rights and remedies of the parties hereunder shall be determined in accordance with such laws. Any right to trial by jury with respect to any claim or action arising out of or relating to the matters that are the subject of this Agreement is hereby waived. The parties hereto irrevocably consent in connection with any legal proceeding arising hereunderto the exclusive jurisdiction of federal or New York state courts located in New York, New York. Each provision of this Agreement is severable, and the invalidity or inapplicability of one or more provisions in whole or in part, shall not affect any other provision. The parties hereby acknowledge and agree that any enforcement action may be brought by motion for summary judgment in lieu of a complaint pursuant to section 3213 of the New


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York Civil Practice Law and Rules. The parties hereto agree that, in the event of default of the terms of this Agreement, damages alone are not an adequate remedy and that in addition to any other remedies which CTS may have, CTS may seek specific performance of the terms of this Agreement from a court with proper jurisdiction.

                                                   Very truly yours,


                                                   CONTITRADE SERVICES L.L.C.



                                                   By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



                                                   By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



CONFIRMED AND ACCEPTED
as of the date first written above:



---------------------
   Name: John D. Fry
   Title: Shareholder